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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒      Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACTUATE THERAPEUTICS, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

1751 River Run, Suite 400

Fort Worth, Texas 76107

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 22, 2025

Dear Stockholders:

You are cordially invited to attend the 2025 annual meeting of stockholders (the “Annual Meeting”) of Actuate Therapeutics, Inc. (the “Company”) to be held virtually on May 22, 2025 at 10:30 a.m., Eastern Daylight Time. The Annual Meeting can be accessed via the Internet at: www.virtualshareholdermeeting.com/ACTU2025.

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.	The election of three Class I directors nominated by our board of directors, each to serve for a three-year term expiring at the 2028 annual meeting of stockholders and until their respective successors have been duly elected and qualified;

2.	The ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

3.	The transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 25, 2025 will be entitled to notice of and to vote at the Annual Meeting or any adjournment of the Annual Meeting.

The Annual Meeting will be held in a virtual-only meeting format, via a live webcast that will provide stockholders with the ability to participate and vote their shares.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible by following the instructions in the notice of availability and submitting your proxy by the internet, telephone, or by signing, dating and returning your proxy card or voting instruction form. Thank you for your ongoing support and continued interest in Actuate Therapeutics, Inc.

By Order of the Board of Directors,

Daniel M. Schmitt

President and Chief Executive Officer

Fort Worth, Texas

April 8, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 22, 2025.

The Proxy Statement and Proxy Card are available at

www.proxyvote.com

TABLE OF CONTENTS

1751 River Run, Suite 400

Fort Worth, Texas 76107

(847) 986-4190

PROXY STATEMENT

2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 22, 2025

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Actuate Therapeutics, Inc. (the “Company”) for use at the annual meeting of stockholders to be held virtually on May 22, 2025 at 10:30 a.m., Eastern Daylight Time, and at any adjournment thereof (the “Annual Meeting”).

The Annual Meeting will be held exclusively online as a virtual meeting at www.virtualshareholdermeeting.com/ACTU2025. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. Further information about how to attend the Annual Meeting online, vote your shares and submit questions during the Annual Meeting is included in this proxy statement.

In this proxy statement, unless expressly stated or the context otherwise requires, references to “Actuate,” “the Company,” “we,” “us,” “our” and similar terms refer to Actuate Therapeutics, Inc. References to our website are inactive textual references only, and the contents of our website are not incorporated by reference into this proxy statement.

We are making this proxy statement, the related proxy card and our 2024 annual report to stockholders first available to stockholders on or about April 8, 2025.

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Why Did I Receive These Proxy Materials?

You are receiving a proxy statement because you owned Actuate Therapeutics, Inc. common stock, par value $0.000001 per share, which we refer to as “Shares” or “Common Stock”, as of March 25, 2025, which we refer to as the “Record Date”, and that entitles you to vote at the Annual Meeting. We have made these materials available to you on the internet in connection with the solicitation of proxies for use at our Annual Meeting to be held online on May 22, 2025 at 10:30 a.m., Eastern Daylight Time, at www.virtualshareholdermeeting.com/ACTU2025. As a holder of Shares, you are invited to attend the virtual Annual Meeting online and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under applicable SEC rules and regulations and that is designed to assist you in voting your Shares.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. We believe that Internet delivery of our proxy materials allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, which we refer to as the “Notice”, to our stockholders and beneficial owners as of the Record Date. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials by following the instructions in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by calling Broadridge Financial Solutions, Inc., or Broadridge, at 1-800-690-6903.

Purpose of the Annual Meeting

At the Annual Meeting, our stockholders will consider and vote on the following matters:

1.	The election of three Class I directors nominated by our Board, each to serve for a three-year term expiring at the 2028 annual meeting of stockholders and until their respective successors have been duly elected and qualified (“Proposal 1”);

2.	The ratification of the appointment of Crowe LLP (“Crowe”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (“Proposal 2”); and

3.	The transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the Annual Meeting other than the first two items noted above. Should any other business come before the Annual Meeting, the persons named on the Company’s proxy card may vote in their discretion the shares represented by such proxies.

Board of Directors Recommendation

Our Board unanimously recommends that you vote:

•	FOR the election of all of director nominees to serve as Class I directors, each for a three-year term expiring at the 2028 annual meeting of stockholders and until their respective successors have been duly elected and qualified; and

•	FOR the ratification of the appointment of Crowe as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

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Availability of Proxy Materials

The proxy materials, including this proxy statement, a proxy card and our 2024 Annual Report are available for viewing, printing and downloading at www.proxyvote.com. On or about April 11, 2025, we will mail the Notice to stockholders and beneficial owners, unless they have requested a printed copy of proxy materials. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting paper materials in the Notice. To facilitate delivery prior to the Annual Meeting, please make your request at least two weeks prior to the Annual Meeting.

In addition, this proxy statement and our 2024 Annual Report are available on the SEC’s website at www.sec.gov and the “Investors - SEC Filings” section of our website, which is located at https://actuatetherapeutics.com/investors/. A printed copy of our 2024 Annual Report on Form 10-K, excluding exhibits, will be furnished without charge to any stockholder upon written request to Actuate Therapeutics, Inc., 1751 River Run, Suite 400, Fort Worth, Texas 76107 or by calling 1-847-986-4190, or emailing info@actuatetherapeutics.com.

Who Can Vote at the Annual Meeting?

Only stockholders of record as of the Record Date are entitled to Notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, there were 19,531,636 shares of our common stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock that you own as of the Record Date is entitled to one vote on each matter properly brought before the Annual Meeting.

Difference Between a “Stockholder of Record” and a Beneficial Owner of Shares Held in “Street Name”

•	Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, LLC (“Broadridge”), then you are considered the “stockholder of record” of those shares. In this case, your Notice has been sent to you directly by us. You may vote your shares at the Annual Meeting or by proxy prior to the Annual Meeting by following the instructions contained in the Notice and in the section titled “How to Vote and Voting Deadlines” below.

•	Beneficial Owner of Shares Held in “Street Name.” If your shares are held by a bank, broker or other intermediary, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your Notice will be sent to you by that organization. The organization holding your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

Both stockholders of record and beneficial owners will need a 16-digit control number, which is included on your Notice, your proxy card or your voting instruction form that accompanied your proxy materials (your “Control Number”) in order to attend the virtual meeting or vote prior to or during the meeting. Each stockholder has a unique Control Number so we can ensure all voting instructions are genuine and prevent duplicate voting.

How to Virtually Attend the Annual Meeting

The Annual Meeting will start at 10:30 a.m., Eastern Daylight Time, on May 22, 2025 and will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the internet. There will not be a physical meeting location. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to participate from any location around the world.

Stockholders of record as of the Record Date will be able to attend and participate in the Annual Meeting by accessing the virtual meeting at www.virtualshareholdermeeting.com/ACTU2025. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/ACTU2025, you must enter your 16-digit Control Number.

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If you are a beneficial owner of shares, you may contact the bank, broker or other intermediary where you hold your account if you have questions about obtaining your Control Number.

Stockholders will also have the opportunity to submit questions during the Annual Meeting through www.virtualshareholdermeeting.com/ACTU2025.

We encourage you to access the Annual Meeting before it begins. Online check-in will begin approximately thirty minutes before the Annual Meeting. Technicians will be available to assist you during that time if you have difficulty accessing the Annual Meeting.

How to Vote and Voting Deadlines

There are four ways that you can vote your Shares. Voting by any of these methods will supersede any prior vote you made regardless of how that vote was made. PLEASE CHOOSE ONLY ONE OF THE FOLLOWING:

1.	By Internet prior to the Annual Meeting. The website for voting is www.proxyvote.com. In order to vote on the Internet, you need the Control Number on your proxy card. The Internet voting system is available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Daylight Time, on May 21, 2025, the day before the Annual Meeting. Once you are logged on the Internet voting system, you can record and confirm (or change) your voting instructions. If you use the Internet voting system, you do not need to return your proxy card.

2.	By telephone prior to the Annual Meeting. If you are a registered holder in the United States or Canada, you may call 1-800-690-6903. The telephone voting system is available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Daylight Time, on May 21 2025, the day before the Annual Meeting. In order to vote by telephone, you need the Control Number on your proxy card. Once you are logged on the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions. If you use the telephone voting system, you do not need to return your proxy card.

3.	By mail prior to the Annual Meeting. If you requested printed copies of our proxy materials, you can vote by mail by marking, signing, and dating the proxy card and then mailing the proxy card in accordance with the instructions on the proxy card. If you vote by mail, you do not need to vote over the internet or by telephone. Proxies submitted by mail must be received by Broadridge no later than May 21, 2025, the day before the Annual Meeting, for the proxy to be valid and your vote to count. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our Board.

4.	By Virtual Webcast. You can attend the virtual Annual Meeting at www.virtualshareholdermeeting.com/ACTU2025 and cast your vote using the webcast voting options. Be aware that you can vote by methods 1, 2 or 3 above prior to the meeting and still attend the Annual Meeting. In all cases, a vote at the Annual Meeting will revoke any prior votes. Please note that if your Shares are held through a bank, broker or other nominee, you will need to obtain your Control Number in order to vote.

If the Annual Meeting is adjourned or postponed, the foregoing deadlines may be extended.

Can I Vote My Shares by Filling Out and Returning the Notice of Internet Availability of Proxy Materials?

No. The Notice and proxy card contain instructions on how to vote by proxy via the internet, by telephone, by requesting and returning a paper proxy card, or by voting online while virtually attending the Annual Meeting.

How Do I Submit a Question at the Annual Meeting?

The Annual Meeting will be held in a virtual format through a live audio webcast. You are entitled to participate in the Annual Meeting if you were a stockholder as of the Record Date or hold a valid proxy for the Annual Meeting. Stockholders who attend virtually will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Accordingly, as stockholders, you will be able to listen, submit your questions and vote your Shares online regardless of location. The Company will provide Rules of Conduct which can be obtained at www.proxyvote.com after logging in with your unique Control Number. The Rules of Conduct will be strictly adhered to during the Annual Meeting.

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A question-and-answer session will be available to stockholders during the Annual Meeting and will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your Control Number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/ACTU2025. The Company’s Corporate Secretary will review all questions to ensure that those presented for response are in accordance with the Rules of Conduct.

May I See a List of Stockholders Entitled to Vote as of the Record Date?

For a period of ten (10) days ending on the day before the Annual Meeting, the names of stockholders of record entitled to vote will be available for inspection by stockholders for any purpose germane to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m., local time, at our offices located at 1751 River Run, Suite 400, Fort Worth, Texas 76107. Please send a written request to our Corporate Secretary at Actuate Therapeutics, Inc., 1751 River Run, Suite 400, Fort Worth, Texas 76107, or email info@actuatetherapeutics.com to schedule an appointment. This list will also be available for inspection during the Annual Meeting at www.virtualshareholdermeeting.com/ACTU2025.

When making such request, please ensure that you have your Notice or proxy card available so that you can prove that you are a registered stockholder.

Quorum

A majority of our shares of Common Stock outstanding as of the Record Date must be present or represented by proxy to constitute a quorum and hold the Annual Meeting. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the internet, by telephone, by mail or that are represented at the virtual Annual Meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. Broker non-votes will also be treated as shares present for the purpose of determining the presence of a quorum where a bank, broker or other nominee holding shares for a beneficial owner submits a proxy for the Annual Meeting without voting on a particular proposal. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum. Votes cast will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.

Votes Required to Approve Each Proposal

•	Proposal 1 — Election of Class I Directors: The three nominees for director to receive the highest number of votes FOR election will be elected as directors, which is called a plurality vote. Proposal 1 is expected to be considered a non-discretionary matter under applicable rules. If your shares are held by your brokerage firm in street name and you do not timely provide voting instructions with respect to your shares, your bank or brokerage firm will not vote with respect to Proposal 1 and those votes will be counted as “broker non-votes.” Broker non-votes will have no effect on the outcome of the voting on Proposal 1. If you do not vote for a particular nominee, or if you indicate ‘WITHHOLD’ authority for a particular nominee on your proxy form, your vote will not count either for or against the nominee. Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

•	Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm: To approve the ratification of the appointment of Crowe as our independent registered public accounting firm for the fiscal year ending December 31, 2025, holders of a majority of the votes cast on the matter must vote FOR the proposal. Proposal 2 is expected to be considered a discretionary matter under applicable rules. If your shares are held by your bank or brokerage firm in street name and you do not provide voting instructions with respect to your shares, your brokerage firm may vote your unvoted shares on Proposal 2. If you ABSTAIN from voting on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the outcome of Proposal 2.

Although stockholder approval of our audit committee’s appointment of Crowe as our independent registered public accounting firm for the fiscal year ending December 31, 2025 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our audit committee will reconsider its appointment of Crowe as our independent registered public accounting firm for the year ending December 31, 2025.

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Revoking a Proxy; Changing Your Vote

You have the right to change your vote or revoke your proxy at any time before the Annual Meeting.

Your method of doing so will depend upon how you originally voted (a later vote will supersede any prior vote you made regardless of how that vote was made):

1.	Virtually — you may attend the virtual webcast of the Annual Meeting and submit your vote;
2.	By Internet — simply log in and resubmit your vote — Broadridge will only count the last instructions;
3.	By Telephone — simply enter your Control Number and resubmit your vote — Broadridge will only count the last instructions; or
4.	By Mail — you must give written notice of revocation to Broadridge, 51 Mercedes Way, Edgewood, NY 11717, submit another properly signed proxy with a more recent date. For written notices of revocation, you must include the Control Number that is printed on the upper portion of your proxy card.

Costs of Proxy Solicitation

We will bear the costs of soliciting proxies and tabulating your votes. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally, by telephone, e-mail or in person without additional compensation for the solicitation, but these directors, officers and employees may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries, and other custodians who hold shares of our Common Stock of record for beneficial owners for forwarding to such beneficial owners. We may reimburse banks, brokers and other holders of record for their reasonable, out-of-pocket expenses for forwarding these proxy materials to beneficial owners.

Voting Results

We plan to announce preliminary voting results at the Annual Meeting and expect to report final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Whom Should I Contact With Any Additional Questions?

If you hold your Shares directly or have additional questions about the Annual Meeting, please contact us at Actuate Therapeutics, Inc., 1751 River Run, Suite 400, Fort Worth, Texas 76107, or by e-mail at info@actuatetherapeutics.com.

If your Shares are held in street name, please call the telephone number provided on your voting instruction form or contact your bank, brokerage firm or other nominee directly.

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PROPOSAL NO. 1 — ELECTION OF DIRECTORS

In accordance with the terms of our amended and restated certificate of incorporation (the “Certificate of Incorporation”), our Board is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms. Directors in each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office for a three-year term and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal. In accordance with our Certificate of Incorporation and our amended and restated bylaws (the “Bylaws”), our directors may fill existing vacancies on the Board.

Nominees for Class I Directors

The term of office of our Class I directors, Dr. Roger Sawhney, Mr. Todd Thomson and Dr. Daniel Zabrowski will expire at the Annual Meeting. Our Board has nominated each of Dr. Sawhney, Mr. Thomson and Dr. Zabrowski for re-election as Class I directors at the Annual Meeting. Each nominee has indicated a willingness to continue to serve as directors, if elected. If Dr. Sawhney, Mr. Thomson and Dr. Zabrowski are elected at the Annual Meeting, such individuals will be elected to serve for a three-year term that will expire at our 2028 annual meeting of stockholders and until such individual’s successor is duly elected and qualified. The names of each nominee, their respective ages, and other biographical information as of March 31, 2025, are set forth below. A discussion of the qualifications, attributes and skills of each nominee that led the Board and the nominating and corporate governance committee to the conclusion that he should continue to serve as a director follows each nominee’s biography.

Name	Age	Position
Dr. Roger Sawhney	55	Director(1)(2)
Todd Thomson	64	Director(3)
Dr. Dan Zabrowski	65	Director(1)(3)

________________

(1)	Member of the compensation committee.
(2)	Member of the audit committee.
(3)	Member of the nominating and corporate governance committee.

Roger Sawhney, M.D. Dr. Sawhney has served as our director since August 2024. Dr. Sawhney currently serves as the Chief Financial Officer of LB Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company, since June 2024. Dr. Sawhney previously served as the Chief Financial Officer of Garuda Therapeutics, Inc., a biotechnology company, from September 2022 to December 2023. Prior to this, Dr. Sawhney served as the Chief Business Officer of Omega Therapeutics, Inc., a clinical-stage biotechnology company, from May 2022 to September 2022, and its Chief Financial Officer from May 2020 to May 2022. He served at KKR & Co., a global investment firm, as Director of its healthcare investment platform, from September 2018 to February 2020. Dr. Sawhney also served as Senior Vice President and Head of Global Corporate Strategy for Novartis AG, a public pharmaceutical company, from August 2009 to August 2012, Senior Vice President of Corporate Strategy and Business Development for Outcome Health, a healthcare technology company, from February 2017 to February 2018, a Partner with Bain & Company, a management consulting firm, from August 2012 to February 2017, and Partner and Managing Director with the Boston Consulting Group, a management consulting firm, from September 1996 to July 2009. He has served as a director of Adlai Nortye Ltd., a public clinical-stage biopharmaceutical company, since August 2024, a director of SIRPant Immunotherapeutics, Inc., a clinical-stage immuno-oncology company, since January 2024 and previously served as a director of Alimera Sciences, Inc., a pharmaceutical company, from February 2023 to March 2023. Dr. Sawhney earned an M.D. from Harvard Medical School and a BA in Economics from Stanford University. Dr. Sawhney is well qualified to serve as a director due to his extensive financial and strategic expertise in the biotechnology and biopharmaceutical industries.

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Todd Thomson. Mr. Thomson has served as our director since September 2022. Mr. Thomson has served as the Chief Operating and Financial Officer of Kairos Ventures, a venture capital firm, since August 2019. Previously, he co-founded and served as Chairman of Dynasty Financial Partners, an investment and technology platform, from November 2010 to August 2019, and currently serves on the board of directors. Prior to that, Mr. Thomson served as CEO of the Wealth Management Division of Citigroup and previously Chief Financial Officer of Citigroup Inc., an investment bank and financial services corporation, from 1998 to 2007. Mr. Thomson has served on the board of directors and as a member of the audit committee of Sivers Semiconductors, a public technology company, since January 2022, the board of directors of Dragonfly Energy Holdings Corp., a public battery manufacturer, from August 2021 to October 2022, the board of directors of Cyren Ltd., a public cybersecurity company, from November 2011 to July 2021, the board of directors of Cordia Bancorp Inc., a bank holding company, from 2010 to May 2016, and the board of directors and as a member of the Investment Committee for the Davidson College and World Resources Institute Endowments. He earned his MBA with Distinction in Finance and Strategy from the Wharton School of Business and his BA in Economics from Davidson College. Mr. Thomson is well qualified to serve as a director due to his extensive investing experience and years of executive leadership, financial leadership, and experience in mergers and acquisitions and business strategy.

Dan Zabrowski, Ph.D. Dr. Zabrowski has served as our director since March 2021. Dr. Zabrowski has served as a Venture Partner of Decheng Capital, a private investment firm, since July 2016. Prior to that, Dr. Zabrowski served in a number of roles for Roche, a healthcare company, from 1994 to 2016, including Global Head of Regulatory Affairs, Global Head of Development Operations, Global Head of Roche Pharma Partnering, President of Ventana Medical Systems and President of the Roche Sequencing Unit. Dr. Zabrowski also previously held positions with Syntex, Fujisawa (now Astellas), a pharmaceutical company, and G.D. Searle, LLC, a pharmaceutical company, and served as Adjunct Assistant Professor at the School of Pharmacy, University of Illinois — Chicago. He also served on the board of directors of Apexigen, Inc., a public biopharmaceutical company, from February 2021 to August 2023, including serving as Chairman of its compensation committee and member of its audit committee, BeyondSpring Inc., a public biopharmaceutical company, from January 2020 to June 2022, including serving as a member of its compensation committee, Nimble Therapeutics, Inc., a private biotechnology company, since 2019, Ariagen, Inc., a private biotechnology company, since 2018, Endogena Therapeutics, Inc., a private biotechnology company, since 2018, and AccuraGen, Inc., a private biotechnology company, since 2013, and also as a board observer for Encodia, Inc., a private biotechnology company, since 2018. Dr. Zabrowski earned his PhD in Organic Chemistry from Indiana University, Bloomington and his BA degree in Chemistry from Saint Louis University. Dr. Zabrowski is well qualified to serve as a director due to his extensive experience on a variety of public and private boards in the biotechnology and biopharmaceutical industries.

If no contrary indication is made, proxies in the accompanying form will be voted for each of Dr. Sawhney, Mr. Thomson and Dr. Zabrowski, or, in the event that any of the nominees are not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our Board to fill the vacancy.

The Board recommends a vote FOR

the election of Dr. Roger Sawhney, Mr. Todd Thomson, and Dr. Daniel Zabrowski.

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Information Regarding the Board

Background and Qualifications

The names of the members of the Board that are not up for re-election, their respective ages, their positions with the Company and other biographical information as of March 31, 2025, are set forth below.

Name	Age	Position
Daniel M. Schmitt	63	President, Chief Executive Officer and Director
Aaron G. L. Fletcher, Ph.D.	44	Chairperson and Director(1)
Jason Keyes	54	Director(3)
Amy Ronneberg	51	Director (2)(3)

________________

(1)	Member of the nominating and corporate governance committee.
(2)	Member of the compensation committee.
(3)	Member of the audit committee.

Daniel M. Schmitt. Mr. Schmitt has served as our Chief Executive Officer and President since March 2015 and our director since April 2015. He previously served as Chief Operating Officer of Genus Oncology LLC, a clinical stage company, from 2009 to 2014. Prior to that, he served as Senior Vice President, Licensing and Commercial Development of Immtech Pharmaceuticals, Inc., a pharmaceutical company, from 2004 to 2009; General Manager, Academic and Government Institution Markets of First Genetic Trust, a genomic technology company, from 2001 to 2004; and previously held positions with G.D. Searle Inc., a pharmaceutical company, ILEX Oncology, Inc., a pharmaceutical company, Fujisawa USA, Inc., a pharmaceutical company, and Burroughs Wellcome Co., a pharmaceutical company. Mr. Schmitt has also held research positions affiliated with the National Foundation for Cancer Research in 1984 and the University of North Carolina School of Medicine from 1987 to 1988. He also served as an Entrepreneur-In-Residence at Northwestern University in 2014 and as an external expert consultant for both the University of Chicago and the University of Illinois — Chicago from 2011 to 2014. Mr. Schmitt is also a founding member of Chicago Innovation Mentors. He earned his MBA and a BS in Chemistry with a concentration in Theoretical Mathematics from West Virginia University. Mr. Schmitt is well qualified to serve as a director due to his pharmaceutical and biotechnology experience, including his experience in operations management, new product development and business development.

Aaron G.L. Fletcher, Ph.D. Dr. Fletcher has served as our director since April 2015. Dr. Fletcher is the Founder and has served as the President of Bios Research, a financial services firm, since 2012. Dr. Fletcher has also served as an independent consultant in the biotechnology and healthcare equity industry for over 10 years, and a visiting professor at Dallas Baptist University since 2008, where he teaches Biochemistry, Bioethics and Cell Biology. Dr. Fletcher has served on the board of directors and as a member of the compensation committee of Cognition Therapeutics, Inc., a public neuroscience company, since July 2015, and on the board of directors of ONL Therapeutics, Inc., a private clinical-stage biopharmaceutical company, since September 2024. Previously, he served on the board of directors and as a member of the compensation committee and nominating and governance committee of TFF Pharmaceuticals, Inc., a public biopharmaceutical company, from March 2018 to November 2023, the board of directors and as a member of the compensation committee and pricing committee of Cue Biopharma, a public biopharmaceutical company, from October 2019 to October 2023, the board of directors and compensation committee of Lung Therapeutics, Inc., a biopharmaceutical company, from August 2014 to October 2023, the board of directors and as a member of the compensation committee of Rein Therapeutics (fka Aileron Therapeutics, Inc.), a public biopharmaceutical company, from August 2014 to October 2023, the board of directors and as a member of the compensation committee of AbiliTech Medical, Inc., a medical equipment manufacturer, from November 2016 to January 2023, and the board of directors and as a member of the audit committee of SWK Holdings Corporation, a public finance company focused on global healthcare, from August 2019 to December 2021. Dr. Fletcher earned his PhD in Biochemistry from Colorado State University. Dr. Fletcher is well qualified to serve as a director due to his extensive experience in the healthcare industry, particularly in the biotech and med-tech sub-sectors.

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Jason Keyes. Mr. Keyes has served as our director since August 2024. Mr. Keyes currently serves as the Chief Financial Officer of Equillium, Inc., a public clinical-stage biotechnology company, since March 2018, and as a director of its Australian subsidiary since January 2019. Prior to this, he served in various roles at Orexigen Therapeutics, Inc., a public pharmaceutical company which filed a voluntary petition for Chapter 11 bankruptcy in March 2018 that concluded with the bankruptcy court confirming a plan of liquidation in May 2019 following a sale of substantially all of its assets in June 2018, including as Executive Vice President and Chief Financial Officer, from January 2013 to February 2018. Previously, Mr. Keyes served in various roles at Amylin Pharmaceuticals, Inc., a public biopharmaceutical company, including as Senior Director of Finance, from August 2007 to January 2013. Mr. Keyes also held leadership positions in finance and corporate strategy at Amgen, Inc., a public biopharmaceutical company, and Baxter Healthcare Corporation, a public healthcare company. Mr. Keyes formerly served on the board of directors, including as chair of the audit committee and as a member of the compensation committee, of Sesen Bio, Inc., a public biopharmaceutical company, from 2020 to 2023. Mr. Keyes received his B.S. and M.S. degrees in Civil Engineering from Stanford University and an M.B.A. from the Anderson School at the University of California, Los Angeles. Mr. Keyes is well qualified to serve as a director due to his extensive experience in finance and in the biotechnology and biopharmaceutical industries.

Amy Ronneberg. Ms. Ronneberg has served as our director since August 2024. Ms. Ronneberg currently serves as the Chief Executive Officer of NMDP (f/k/a Be The Match), a nonprofit organization that facilitates bone marrow transplantation, since March 2020, and served as its Chief Financial Officer from July 2013 to March 2020. Ms. Ronneberg also served as the President at NMDP BioTherapies, LLC, a start-up company within NMDP, and as its Chief of Staff from February 2018 to February 2020. Prior to that, Ms. Ronneberg served in various roles at Capella Education Company, a public online postsecondary education services company, including as Chief Accounting Officer and Vice President of Operations, from 2000 to 2012. She also served as an Audit Manager of Ernst & Young, a professional services partnership, from 1995 to 2000. Ms. Ronneberg has served as a director and member of the finance committee (Vice Chair) for Allina Health, a nonprofit healthcare company, since November 2020, and previously served as a director of Magenta Therapeutics, Inc., a clinical stage biotechnology company, from June 2018 to August 2023, a director and executive committee member of Medical Alley Association, a healthcare industry network, from December 2020 to present, an executive committee member of the World Marrow Donor Association, an international healthcare organization, from January 2017 to January 2020, and chairman of the board of directors of Twin Cities in Motion, Minneapolis, a nonprofit running event organization, from January 2012 to January 2014. Ms. Ronneberg earned a Master’s in Business Administration from Capella University, Minneapolis, Minnesota, a Corporate Directorship Certificate from Harvard Business School, and a B.B.A. in Accounting from University of Wisconsin-Eau Claire. Ms. Ronneberg is well qualified to serve as a director due to her extensive financial expertise and leadership in the biotechnology and biopharmaceutical industries.

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CORPORATE GOVERNANCE

Board Composition and Leadership

Our business and affairs are organized under the direction of the Board. The Board currently consists of seven members. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling, and direction to our management. The Board meets on a regular basis and additionally as required.

Dr. Fletcher currently serves as our Chairperson of the Board. This structure ensures a greater role for non-management directors in the oversight of our Company and active participation of these directors in setting agendas and establishing priorities and procedures for the work of the Board. In addition, this structure allows the President and Chief Executive Officer to focus his attention on implementing our strategic plans, while a separate Chairperson can devote full attention to Board leadership functions. The Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate and in the best interests of us and our stockholders. While the Board does not have a lead independent director, the independent directors meet in executive session regularly without the presence of management.

Classified Board of Directors

In accordance with the terms of our Certificate of Incorporation, our Board is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the directors whose terms then expire will be eligible for reelection until the third annual meeting following reelection. Our directors are divided among the three classes as follows:

•	the Class I directors are Roger Sawhney, Todd Thomson and Daniel Zabrowski and their terms will expire at our annual meeting of stockholders in 2025;
•	the Class II directors are Aaron G.L. Fletcher and Jason Keyes and their terms will expire at our annual meeting of stockholders in 2026; and
•	the Class III directors are Amy Ronneberg and Daniel Schmitt and their terms will expire at our annual meeting of stockholders in 2027.

Our Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our Board or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock then entitled to vote in an election of directors.

Director Independence

We utilize the Nasdaq listing rules in determining whether a director is independent. The Nasdaq rules generally define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Mr. Schmitt is not considered to be independent due to his role as an executive officer of the Company. The Board has determined that each of Dr. Fletcher, Mr. Keyes, Ms. Ronneberg, Dr. Sawhney, Mr. Thomson, and Dr. Zabrowski qualifies as an independent director, and that the Board currently consists of a majority of independent directors, as such term is defined under the Nasdaq rules. In making this determination, our Board considered the current and prior relationships, as applicable, that each of Dr. Fletcher, Mr. Keyes, Ms. Ronneberg, Dr. Sawhney, Mr. Thomson and Dr. Zabrowski has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including their beneficial ownership of our capital stock. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the audit committee, the compensation committee, and the nominating and corporate governance committee, as discussed below.

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Family Relationships

There are no familial relationships among our directors and executive officers.

Board Meetings and Committees

During the 2024 fiscal year, the Board met five times. All of our directors attended 75% or more of the aggregate number of meetings of the Board and committees on which they served. Although we do not have a formal policy with regard to Board members’ attendance at our annual meetings of stockholders, directors are encouraged to attend such meetings. We expect that all of our directors will attend the Annual Meeting.

The Board has a standing audit committee, compensation committee, and nominating and corporate governance committee. The Board adopted a charter for each of these committees, which complies with the applicable Nasdaq rules. Copies of the charters for each committee are publicly available on our website at www.actuatetherapeutics.com.

Audit Committee

The audit committee consists of Mr. Keyes (chairperson), Ms. Ronneberg and Dr. Sawhney. The Board has determined that each of Mr. Keyes, Ms. Ronneberg and Dr. Sawhney is an independent director as defined by Nasdaq rules applicable to members of an audit committee, including that each such member meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. In addition, as required by Nasdaq rules, each member of the audit committee is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and statement of cash flows.

The audit committee meets on at least a quarterly basis. Both our independent registered public accounting firm and management periodically meets privately with the audit committee. During the 2024 fiscal year, the audit committee held two meetings. The audit committee assists the Board in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements, and the independence and performance of our external auditors. The audit committee’s duties, which are specified in our audit committee charter, include, but are not limited to:

•	selecting and retaining an independent registered public accounting firm to act as our independent auditor, and evaluating the qualifications, performance and independence of the independent auditor;
•	selecting, retaining, overseeing and terminating, if necessary, any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us;
•	approving the fees to be paid to the independent auditor for audit services and approving the retention of independent auditors for non-audit services and all fees for such services;
•	reviewing periodic reports from the independent auditor regarding, among other things, the auditor’s independence, including discussion of such reports with the auditor;
•	meeting with the independent auditor prior to the audit to review the scope, planning, and staffing of the audit;
•	discussing with management and the independent auditor, as appropriate, our critical accounting policies and practices;
•	reviewing and discussing with management and the independent auditor the annual audit report, the annual financial statements and related notes and management’s discussion and analysis of financial condition and results of operations proposed to be included in our annual report, and recommending to the Board whether the audited financial statements and related notes and management’s discussion and analysis of financial condition and results of operations should be included in our annual report;
•	producing the report of the audit committee, as required by the rules of the SEC;
•	reviewing and discussing with management and the independent auditor our quarterly financial statements prior to the filing of each quarterly report and management’s discussion and analysis of financial condition and results of operations proposed to be included in such quarterly report;
•	reviewing and discussing with management and the independent auditor our major risk exposures, including financial, operational, industry, cybersecurity and other external risks, and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies;
•	reviewing with management and our independent auditor the adequacy and effectiveness of our financial reporting process, internal control over financial reporting and disclosure controls and procedures;
•	reviewing the Company’s code of conduct, recommending to the Board any changes for approval, and monitoring, investigating and enforcing the provisions of such code against any alleged violations; and
•	reviewing and approving all related-party transactions.

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Financial Experts on Audit Committee

The Board determined that Mr. Keyes qualifies as an audit committee financial expert within the meaning of the rules and regulations of the SEC. In making this determination, the Board considered Mr. Keyes’ formal education and previous experience in financial roles. In addition, as required by Nasdaq rules, we have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board determined Mr. Keyes qualifies as financially sophisticated under the Nasdaq rules.

Compensation Committee

The compensation committee currently consists of Dr. Zabrowski (chairperson), Ms. Ronneberg and Dr. Sawhney. The Board has determined that each member of the compensation committee is an independent director as defined by the Nasdaq rules applicable to members of a compensation committee. The compensation committee meets from time to time to consider matters for which approval by the committee is desirable or is required by law. During the 2024 fiscal year, the compensation committee held two meetings.

The compensation committee’s duties, which are specified in our compensation committee charter, include, but are not limited to:

•	reviewing and making recommendations to the Board regarding the corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, and annually evaluate such officers’ performance in light of those goals and objectives and, based on this evaluation, make recommendations to the Board regarding such officers’ compensation level;
•	reviewing and making recommendations to the Board with respect to the adoption of, and amendments to, incentive compensation and equity-based plans, and where appropriate or required, recommending for approval by our stockholders, which includes the ability to adopt, amend and terminate such plans;
•	administering our incentive and equity-based compensation plans, including designation of the employees to whom the awards are to be granted, the amount of the award or equity to be granted and the terms and conditions applicable to each award or grant, subject to the provisions of each plan;
•	if required under Regulation S-K, reviewing our compensation discussion and analysis, discussing it with our management, and determining whether to recommend it for inclusion in our annual report or proxy statement and producing the report of the compensation committee;
•	reviewing and making recommendations to the Board regarding any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the CEO and other executive officers, which includes the ability to adopt, amend and terminate such agreements, arrangements or plans;
•	reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviewing and discussing at least annually the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk; and
•	reviewing all director compensation and benefits for service on the Board and committees thereof and recommending any changes to the Board, as necessary.

The compensation committee will consider the recommendations of the Chief Executive Officer when determining compensation for the other executive officers. Executive officers do not determine any element or component of their own pay package or total compensation amount. The Chief Executive Officer is not present for any decisions regarding his own compensation. The compensation committee retains sole authority to engage compensation consultants, including determining the nature and scope of services and approving the amount of compensation for those services, and legal counsel or other advisors. The compensation committee assesses the independence of any consultants pursuant to the rules and regulations of the SEC and Nasdaq rules. We provide for appropriate funding, as determined by the compensation committee, for payment of any such investigations or studies and the compensation to any consulting firm, legal counsel or other advisors retained by the compensation committee.

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Anderson Pay Advisors LLC (“Anderson”) has been retained by the compensation committee as its executive compensation consultant. Anderson will report directly to the compensation committee and provides various services to the compensation committee, including advising the compensation committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relation to performance. We do not believe the retention of, and the work performed by, Anderson creates any conflict of interest, because Anderson performs no other work for the Company besides advising the compensation committee and management on compensation-related matters.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee consists of Dr. Fletcher (chairperson), Mr. Thomson and Dr. Zabrowski. The Board has determined that each member of the nominating and corporate governance committee is an independent director as defined by the Nasdaq rules.

The nominating and corporate governance committee meets from time to time to consider matters for which approval by the committee is desirable or is required by law. During the 2024 fiscal year, the nominating and corporate governance committee held no meetings. The nominating and corporate governance committee’s duties, which are specified in our nominating and corporate governance committee charter, include, but are not limited to:

•	periodically reviewing the size of the Board and assessing its ability to function effectively, and reviewing its committee structure, committee chairs and membership and making recommendations to the Board with respect to any changes thereto;
•	determining the qualifications, qualities, skills and other expertise required to be a director, and developing and recommending to the Board for its approval, criteria to be considered in selecting nominees for director;
•	identifying, evaluating and making recommendations to the Board regarding nominees for election to the Board and its committees;
•	developing and recommending to the Board for approval any director independence standards that are deemed appropriate in addition to those required by Nasdaq Rules and making recommendations to the Board with respect to whether a director has a relationship with the Company that would impair such director’s independence;
•	developing and recommending to the Board a set of corporate governance guidelines, and reviewing these guidelines annually;
•	overseeing the Company’s corporate governance policies, practices and procedures, including identifying best practices and reviewing and recommending to the Board for approval any changes to the documents, policies and procedures in the Company’s corporate governance framework;
•	reviewing directorships in other public companies held by or offered to a director, and retirements or other changes to a director’s principal occupation or business association, to determine whether they adversely affect his or her service on the Board and making recommendations to the Board with respect thereto; and
•	developing, subject to approval by the Board, a process for an annual evaluation of the performance of the Board and its committees, and overseeing such evaluation.

Guidelines for Selecting Director Nominees

The nominating and corporate governance committee will consider persons identified by its stockholders, management, investment bankers and others. The nominating and corporate governance committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The nominating and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating and corporate governance committee does not distinguish among nominees recommended by stockholders and other persons.

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The Board’s objective is that its membership be comprised of a diverse group of experienced and dedicated individuals. Though the nominating and corporate governance committee does not have specific guidelines on diversity, it is one of many criteria considered by the nominating and corporate governance committee when evaluating candidates. The nominating and corporate governance committee does not have a written policy or formal procedural requirements for stockholders to submit recommendations for director nominations. However, the nominating and corporate governance committee will consider properly submitted recommendations for candidates to the Board from stockholders in accordance with our amended and restated bylaws. Stockholders should communicate nominee suggestions directly to the nominating and corporate governance committee and accompany the recommendation with biographical details and a statement of support for the nominee in care of the Chairman of the Nominating and Corporate Governance Committee of the Board of Directors at Actuate Therapeutics, Inc., 1751 River Run, Suite 400, Fort Worth, Texas 76107. The suggested nominee must also provide a statement of consent to being considered for nomination. There have been no material changes to the procedures by which stockholders may recommend nominees to the Board.

Board Oversight of Risk

The Board’s primary function is one of oversight. The Board as a whole works with our management team to promote and cultivate a corporate environment that incorporates enterprise-wide risk management into strategy and operations. Management periodically reports to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. Each committee of the Board is responsible for the evaluation of elements of risk management based on the committee’s expertise and applicable regulatory requirements. In evaluating risk, the Board and its committees consider whether our programs adequately identify material risks in a timely manner and implement appropriately responsive risk management strategies throughout the organization. The audit committee focuses on assessing and mitigating financial risk, including risk related to internal controls and compliance and cybersecurity. In setting compensation, the compensation committee strives to create incentives that encourage behavior consistent with our business strategy, without encouraging undue risk-taking. The nominating and corporate governance committee considers areas of potential risk within corporate governance. Each of the committees reports to the Board as a whole as to their findings with respect to the risks they are charged with assessing.

Code of Ethics

We have adopted a code of business conduct and ethics that applies to our officers, directors, and employees. The full text of our code of business conduct and ethics can be found on our website (http://www.actuatetherapeutics.com) under the “Corporate Governance” heading on the “Investors” page. We may satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our code of business conduct and ethics that applies to our principal executive officer, principal financial officer, or persons performing similar functions, by posting such information on our website where it is accessible through the same link noted above.

Insider Trading Policy

We adopted an insider trading policy that governs the purchase, sale and/or disposition of our securities by our directors, officers, employees and consultants. The insider trading policy also prohibits our directors, officers and employees from engaging in short sales, trading in options, puts, calls or other derivatives or hedging transactions with respect to our securities, and holding the Company’s stock on margin or pledging Company securities as collateral for a loan. We believe the insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards.

Stockholder and Interested Party Communications

Stockholders and interested parties may communicate with the Board, any committee or committee chairperson or the independent directors as a group by writing to the Board, committee, committee chairperson or independent directors in care of the Chairman of the Board at Actuate Therapeutics, Inc., 1751 River Run, Suite 400, Fort Worth, Texas 76107. Each communication will be forwarded, depending on the subject matter, to the Board, the appropriate committee or committee chairperson or all independent directors.

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EXECUTIVE OFFICERS

Below is a list of the names, ages, positions and a brief description of the business experience of each of our executive officers as of March 31, 2025.

Name	Age	Position
Daniel M. Schmitt	63	President, Chief Executive Officer and Director
Andrew P. Mazar, Ph.D.	63	Chief Operating Officer
Paul Lytle	57	Chief Financial Officer

Daniel M. Schmitt.   See biographical information above in section “Proposal No. 1 — Election of Directors –  Information Regarding the Board – Background and Qualifications – Daniel M. Schmitt.”

Andrew P. Mazar, Ph.D. Dr. Mazar has served as our Chief Operating Officer since June 2022, and prior to joining the Company, he served as an independent consultant from January 2022 to June 2022. Previously, Dr. Mazar was the Co-Founder, Chief Scientific Officer and a director of Monopar Therapeutics, Inc., a public clinical-stage biopharmaceutical company, from September 2016 to April 2022. Dr. Mazar is also a founder and managing member of Tactic Pharma, LLC, where he developed WTX-101/ALXN1840, a drug he co-invented for the treatment of Wilson’s disease. WTX-101/ALXN1840 was acquired by Alexion Pharmaceuticals for more than $800 million in 2018. Prior to Monopar, Dr. Mazar was a Professor of Pharmacology at the Feinberg School of Medicine at Northwestern University, where he also served as the Director of the Center for Developmental Therapeutics and Entrepreneur-in-Residence from September 2009 to September 2016. During his tenure at Northwestern University, Dr, Mazar served as the Co-chair of the Animal Model Working Group for the NCI Nanotechnology Alliance; was a charter member of the Developmental Therapeutics (DT) study section at the NIH Center for Scientific review; and was a member of the editorial board of Clinical Cancer Research where he continues to serve. Prior to that, Dr. Mazar served as the Chief Scientific Officer at Attenuon, LLC, a private clinical-stage biopharmaceutical company, from February 2000 to July 2009. Dr. Mazar earned his BS in Chemistry from the University of Wisconsin, Parkside and his Ph.D. in Biochemistry from the University of Illinois College of Medicine, Chicago, Illinois.

Paul Lytle. Mr. Lytle has served as our Interim Chief Financial Officer since February 2024, and has served as our Chief Financial Officer since June 2024. Mr. Lytle is the Co-Founder of Thendor Therapeutics, LLC, a private biopharmaceutical company, and he has served as its Chief Financial Officer since September 2023. Mr. Lytle is also the Co-Founder of Mosaic ImmunoEngineering, Inc., a public development-stage biotechnology company, and he has served on its board of directors and as its Executive Vice President, Chief Financial Officer since August 2020. Previously, Mr. Lytle served as Executive Vice President, Chief Financial Officer of Breathe Technologies, Inc., a private medical device company acquired by Hillrom Holdings, Inc. in August 2019, from September 2018 to December 2019. Prior to that, Mr. Lytle served as Chief Financial Officer of Avid Bioservices, Inc., a biologics development company initially focused on developing immunotherapies for the treatment of cancer while building a biologics contract development and manufacturing organization, from March 1997 to May 2018. Mr. Lytle received his B.S. in Business with an emphasis in Accounting from California State University at Long Beach and is a Certified Public Accountant (inactive).

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EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2024, our “named executive officers,” which consist of our principal executive officer and our two next most highly compensated executive officers during 2024, and their positions were as follows:

•	Daniel M. Schmitt, our President and Chief Executive Officer;
•	Andrew P. Mazar, Ph.D., our Chief Operating Officer; and
•	Paul Lytle, our Chief Financial Officer (appointed in February 2024).

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the years ended December 31, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total Compensation ($)
Daniel M. Schmitt (2)	2024	400,000	200,000(5)	4,978,616	–	–	5,578,616
President and Chief Executive Officer	2023	400,000	120,000	–	–	–	520,000
Andrew P. Mazar, Ph. D. (3)	2024	450,000	225,000(5)	–	–	–	675,000
Chief Operating Officer	2023	450,000	157,500	–	58,612	–	666,112
Paul Lytle (4)	2024	210,000	84,000(5)	–	1,503,579	98,517	1,896,096
Chief Financial Officer

________________

(1)	The dollar amounts listed reflect the value of the award as of the grant date calculated in accordance with ASC Topic 718 based upon the fair-market value of our common stock on the date of the grant and, therefore, do not necessarily reflect the actual value received by the individuals. The assumptions made in computing the estimated fair value of such awards are disclosed in Note 10 to our consolidated financial statements included in the 2024 Annual Report.
(2)	The terms of Mr. Schmitt’s compensation are set forth in his employment agreement or as otherwise increased by the Board. See “Employment Agreements - Chief Executive Officer.” Upon the closing of our initial public offering on August 14, 2024 (the “IPO”), Mr. Schmitt was granted 544,111 restricted stock units (“RSUs”) pursuant to his employment agreement, which award vests 50% on the first anniversary date of the closing of the IPO and 50% of which vests on the second anniversary date of the closing of the IPO.
(3)	The terms of Dr. Mazar’s compensation are set forth in his employment agreement or as otherwise increased by the Board. See “Employment Agreements - Chief Operating Officer.” Dr. Mazar was granted 37,374 stock options based on performance on October 23, 2023, of which, 25% vested on the grant date and the remaining 75% vest in equal installments on a monthly basis during the 36 months following the grant date.
(4)	Mr. Lytle was hired on June 1, 2024 as a full-time employee. The terms of Mr. Lytle’s compensation are set forth in his employment agreement or as otherwise increased by the Board. See “Employment Agreements - Chief Financial Officer.” Prior to June 1, 2024, Mr. Lytle provided consulting services to the Company and received consulting fees of $98,517 prior to June 1, 2024. In addition, pursuant to his employment agreement, Mr. Lytle was granted 234,971 stock options upon the closing of the IPO, of which, 25% vests on June 1, 2025 and the remaining 75% vests in equal monthly installments during the 36 months following June 1, 2025.
(5)	Bonus amounts for 2024 have not been paid as of the date of this proxy statement.

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Narrative to Summary Compensation Table

For the years ended December 31, 2024 and 2023, the compensation program for our named executive officers consisted of base salary and incentive compensation delivered in the form of cash bonuses and equity awards. Base salary was set at a level that was commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. Cash bonuses and equity awards were also set at a level that was commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance, in accordance with the employment or similar agreement with the executive. Following our IPO, we grant all equity awards under the terms of our 2024 Stock Incentive Plan (“2024 Plan”). Equity awards, including stock options, are not granted in anticipation of the release of material non-public information, and the release of material non-public information is not timed on the basis of stock option or equity grant dates. All stock options are granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award.

We also provide benefits to our named executive officers on the same basis as we provide benefits to all of our employees, including health, dental and vision insurance.

Employment Agreements

Chief Executive Officer

On April 15, 2015, we entered into an employment agreement with Mr. Schmitt, which was amended on each of February 5, 2016, September 28, 2017, September 23, 2018, January 29, 2019, September 3, 2019, August 1, 2022, January 27, 2023, December 12, 2023, May 9, 2024 and March 11, 2025 (the “CEO Employment Agreement”), that provides a base salary equal to $400,000 per year, and the ability to earn an annual bonus of up to 50% of his base salary, 70% of which shall be payable upon achievement of certain milestones mutually agreed to between the Company and Mr. Schmitt and 30% of which shall be payable at the discretion of the Board. On March 10, 2025, the Board approved an increase to Mr. Schmitt’s annual base salary to $570,000 and bonus up to 55% of his base salary, contingent upon the Company raising at least $25 million in additional equity financing.

In addition, Mr. Schmitt will receive, with a grant date of April 1, 2025 and at an exercise price equal to the closing price of our common stock as of such date, stock option grants consisting of (1) a one-time grant of 4,285 stock options to reflect a catch-up of salary that would have been paid if his salary increase had taken effect on August 14, 2024, representing the IPO closing date (a “Base Pay True Up Grant”); (2) a one-time grant of 200,000 stock options to reflect a catch-up grant since no annual grants were made in 2024 (an “Equity True Up Grant,” and together with the Base Pay True Up Grant, the “Special Option Grant”); and (3) an annual grant of 66,503 stock options (an “Annual Option Grant”). The Special Option Grant will vest as to 25% on August 14, 2025 with the remaining 75% vesting in equal monthly installments during the 36 months thereafter and the Annual Grant will vest as to 25% on the first anniversary of the grant date with the remaining 75% vesting in equal monthly installments during the 36 months following the first anniversary of the grant date.

In the event the Company is sold on or before December 31, 2026 for cash in a transaction valued at or above $29.56 per share, immediately prior to the consummation of such transaction, Mr. Schmitt will also be (i) granted shares of common stock under the stock incentive plan of the Company that is then in effect equal to that number of shares that would bring his total ownership (including the shares he owned prior to calculation of the shares to be granted in the sale transaction) to 8.0% of the issued and outstanding shares of common stock immediately prior to the closing of such transaction on a fully diluted basis, and (ii) entitled to receive a cash bonus equal to 100% of his base salary. Further, in the event on or before December 31, 2026 the Company receives between $10,000,000 - $100,000,000 or more in gross revenue pursuant to certain licensing arrangements between the Company and any third party or another non- dilutive capital transaction, Mr. Schmitt will be (i) granted shares of common stock under the stock incentive plan of the Company that is then in effect equal to that number of shares that would bring his total ownership (including the shares he owned prior to calculation of the shares to be granted in the transaction) to 5.0 - 6.0% (depending on the geographic location from which such gross revenue is derived) of the issued and outstanding shares of common stock on a fully diluted basis, and (ii) entitled to receive a cash bonus equal to 25 - 50% of his base salary (depending on the geographic location from which such gross revenue is derived). These potential stock awards are subject to limits under the stock plan on the number of shares available for grant.

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The CEO Employment Agreement also provided that if the Company closed a transaction or series of related transactions occurring on or before December 31, 2026 pursuant to which the Company issues and sells shares of its common or preferred equity securities in exchange for aggregate gross proceeds of more than $10,000,000, excluding any gross proceeds attributable to sales to Bios Partners L.P. or its affiliates, (a “Qualified Financing”), Mr. Schmitt would be granted restricted stock units entitling him, upon vesting, to shares of common stock equal to that number of shares that would bring his total ownership (including the shares he owned prior to calculation of the shares to be granted in the transaction) to 4.25 - 5.0% of the issued and outstanding shares of common stock on a fully diluted basis at the time of the transaction, depending on the per share price of the shares sold in such Qualified Financing. Upon the closing of our IPO on August 14, 2024, which was considered a Qualified Financing, Mr. Schmitt was granted an award of 544,111 restricted stock units, which vest as follows: (i) 50% will vest on the first anniversary of the IPO closing, and (ii) 50% will vest on the second anniversary of the IPO closing. In addition, such shares will vest immediately upon: (i) a change in control, (ii) termination of Mr. Schmitt’s employment by us without “cause,” (iii) termination of employment by Mr. Schmitt for “good reason,” or (iv) death or disability.

The severance amount payable to Mr. Schmitt upon his termination by the Company for any reason (other than Mr. Schmitt’s death, disability or for “cause”), or termination by Mr. Schmitt for “good reason,” is equal to one times his then current base salary (the “CEO Standard Severance Benefits”). Upon termination upon a change in control, and if Mr. Schmitt’s employment is terminated by the Company for any reason other than Mr. Schmitt’s death, disability or for “cause,” or termination by Mr. Schmitt for “good reason,” in any such case within the six months immediately preceding or the twelve months immediately following such change in control, Mr. Schmitt is entitled to a payment equal to one and one-half times his then current base salary reduced by the CEO Standard Severance Benefits to which he would be entitled.

Chief Operating Officer

Dr. Mazar assumed the role of Chief Operating Officer on April 1, 2022 pursuant to a consulting agreement, dated March 25, 2022 (the “COO Consulting Agreement”), which entitled him to compensation equal to $35,000 per month for serving in that role. On June 1, 2022, the COO Consulting Agreement was superseded by an employment agreement, which was amended on March 11, 2025 (the “COO Employment Agreement”) that provides for a base salary equal to $450,000 per year, the ability to earn an annual bonus of up to 50% of his base salary upon achievement of certain milestones mutually agreed to between the Company and Dr. Mazar, and a signing bonus equal to $200,000. Upon execution of the COO Employment Agreement, the Company granted to Dr. Mazar 40,395 shares of restricted common stock, 25% of which vested on the first anniversary of the grant date and the remaining 75% of which vest in equal monthly installments during the 36 months following the first anniversary of the grant date.

In addition, Dr. Mazar will receive, with a grant date of April 1, 2025 and at an exercise price equal to the closing price of our common stock as of such date, stock option grants consisting of (1) a one-time grant of 110,346 stock options as an Equity True Up Grant; and (2) an Annual Option Grant of 51,046 stock options. The Equity True Up Grant will vest as to 25% on August 14, 2025 with the remaining 75% vesting in equal monthly installments during the 36 months thereafter and the Annual Grant will vest as to 25% on the first anniversary of the grant date with the remaining 75% vesting in equal monthly installments during the 36 months following the first anniversary of the grant date.

In the event the Company is sold on or before December 31, 2026 for cash in a transaction valued at or above $29.56 per share, immediately prior to the consummation of such transaction, Dr. Mazar will also be granted shares of common stock under the stock incentive plan of the Company that is then in effect equal to that number of shares that would bring his total ownership (including the shares he owned prior to calculation of the shares to be granted in the sale transaction) to 2.0% of the issued and outstanding shares of common stock on the day immediately prior to the closing of such transaction on a fully diluted basis (subject to limits under the stock plan on the number of shares available for grant). The shares issued to Dr. Mazar in such transaction will be fully vested as of the date of grant. The severance amount payable to Dr. Mazar upon termination by the Company for any reason (other than Dr. Mazar’s death, disability or for “cause”), or termination by Dr. Mazar for “good reason,” is equal to 100% of his then current base salary plus reimbursement of the cost associated with his premiums for elected COBRA coverage up to $25,000 (the “COO Standard Severance Benefits”). Upon termination upon a change in control, and if Dr. Mazar’s employment is terminated by the Company for any reason (other than Dr. Mazar’s death, disability or for “cause”), or termination by Dr. Mazar for “good reason,” in any such case within the six months immediately preceding or the twelve months immediately following such change in control, Dr. Mazar is entitled to a payment equal to one times his then current base salary reduced by the COO Standard Severance Benefits to which he would be entitled.

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Chief Financial Officer

On February 17, 2024, we entered into a consulting agreement with Mr. Lytle (the Interim CFO Agreement), that provided for a consulting fee equal to $20,000 per month for services of at least 20 hours per week. The Interim CFO Agreement was superseded by an employment agreement effective June 1, 2024, as amended on March 11, 2025 (the “CFO Employment Agreement”) that provides for a base salary equal to $360,000 per year, and the ability for Mr. Lytle to earn an annual bonus of up to 40% of his base salary upon achievement of certain milestones mutually agreed to between the Company and Mr. Lytle. On March 10, 2025, the Board approved an increase to Mr. Lytle’s annual base salary to $435,363, contingent upon the Company raising at least $25 million in additional equity financing.

In addition, Mr. Lytle will receive, with a grant date of April 1, 2025 and at an exercise price equal to the closing price of our common stock as of such date, stock option grants consisting of (1) a one-time grant of 1,900 stock options as a Base Pay True Up Grant; (2) a one-time grant of 39,999 stock options as an Equity True Up Grant; and (3) an Annual Option Grant of 49,394 stock options. The Special Option Grant will vest as to 25% on August 14, 2025 with the remaining 75% vesting in equal monthly installments during the 36 months thereafter and the Annual Grant will vest as to 25% on the first anniversary of the grant date with the remaining 75% vesting in equal monthly installments during the 36 months following the first anniversary of the grant date.

In the event the Company is sold on or before December 31, 2026 for cash in a transaction valued at or above $29.56 per share, immediately prior to the consummation of such transaction, Mr. Lytle will also be granted shares of common stock under the stock incentive plan of the Company that is then in effect equal to that number of shares that would bring his total ownership (including the shares he owned prior to calculation of the shares to be granted in the sale transaction) to 2.0% of the issued and outstanding shares of common stock on the day immediately prior to the closing of such transaction on a fully diluted basis (subject to limits under the stock plan on the number of shares available for grant). The shares issued to Mr. Lytle in such transaction will be fully vested as of the date of grant.

Upon the closing of our initial public offering, the Company granted Mr. Lytle options to purchase that number of shares of common stock equal to 1.0% of the Company’s issued and outstanding capital stock on a fully diluted basis as of such date, or 234,971 shares, 25% of which vest on June 1, 2025 and the remaining 75% of which vest in equal monthly installments during the 36 months following June 1, 2025.

The CFO Employment Agreement may be terminated by the Company or Mr. Lytle at any time, upon 30 days’ prior written notice thereof to the other party. The severance amount payable to Mr. Lytle upon termination by the Company for any reason (other than Mr. Lytle’s death, disability or for “cause”), or termination by Mr. Lytle for “good reason,” is equal to 50% of his then current base salary (the “CFO Standard Severance Benefits”). Upon termination upon a change in control, and if Mr. Lytle’s employment is terminated by the Company for any reason (other than Mr. Lytle’s death, disability or for “cause”), or termination by Mr. Lytle for “good reason,” in any such case within the six months immediately preceding or the twelve months immediately following such change in control, Mr. Lytle is entitled to a payment equal to 50% of his then current base salary reduced by the CFO Standard Severance Benefits to which he would be entitled.

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Outstanding Equity Awards at Year End

The following table presents information regarding the outstanding stock options and restricted common stock awards held by the Company’s named executive officers at December 31, 2024.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested($)(1)
Daniel M. Schmitt(2)	2/5/16(3)	–	–	–	–	–	–	11,726	93,339
	2/22/21(4)	–	–	–	–	–	–	15,389	122,496
	8/14/24(5)	–	–	–	–	–	–	544,111	4,331,124
Andrew P. Mazar, Ph.D.(2)	2/22/21(6)	–	–	–	–	–	–	1,158	9,218
	7/7/22(7)	–	–	–	–	–	–	15,990	127,280
	10/23/23(8)	10,900	26,474	2.14	10/23/33	–	–	–	–
Paul Lytle	8/12/24(9)	–	234,971	8.00	8/12/34	–	–	–	–

_________________

(1)	The market value of the restricted stock as of December 31, 2024 is calculated by multiplying the number of unvested shares outstanding under the award by $7.96 per share, which is the fair value we used for financial reporting purposes as of such date.
(2)	Each of Mr. Schmitt, Dr. Mazar, and Mr. Lytle are also entitled to receive shares of common stock following the consummation of certain transactions. See “Employment Agreements - Chief Executive Officer” and “- Chief Operating Officer” above.
(3)	46,905 restricted common stock awards were granted on February 5, 2016, of which, (i) 11,727 shares vested on the grant date, (ii) 11,726 shares vested on September 18, 2017 upon the hiring of the Company’s Chief Medical Officer, (iii) 11,726 shares vested on January 11, 2018 upon the filing of the Company’s “Investigation of New Drug” application with the FDA, and (iv) 11,726 shares will vest upon the achievement of strategic partnership or licensing transaction with anticipated gross proceeds of at least $25 million.
(4)	369,318 restricted common stock awards were granted on February 22, 2021, of which, 25% vested on the first anniversary of the grant date and the remaining 75% vests in equal monthly installments during the 36 months following the first anniversary of the grant date.
(5)	544,111 RSUs were granted upon the closing of the IPO on August 14, 2024, of which, 50% vest on each of the first and second anniversary dates of the closing of the IPO.
(6)	27,778 restricted common stock awards were granted on February 22, 2021, of which, 25% vested on the first anniversary of the grant date and the remaining 75% vests in equal monthly installments during the 36 months following the first anniversary of the grant date.
(7)	40,395 restricted common stock awards were granted on July 7, 2022, of which, 25% vested on the first anniversary of the grant date and the remaining 75% vests in equal monthly installments during the 36 months following the first anniversary of the grant date.
(8)	37,374 non-qualified stock option awards were granted on October 23, 2023, of which, 25% of the option vests on the first anniversary of the grant date and the remaining 75% vests in equal monthly installments during the 36 months following the first anniversary of the grant date.
(9)	234,971 non-qualified stock option awards were granted upon the closing of the IPO, of which, 25% vest on June 1, 2025 and the remaining 75% of which vest in equal monthly installments during the 36 months following June 1, 2025.

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Potential Payments upon Termination or Change in Control

Our named executive officers each have employment agreements with us, pursuant to which they are entitled to receive certain benefits upon qualifying termination. See the section “Employment Agreements” above for additional information regarding these benefits.

Clawback Policy

We have adopted a compensation recovery policy that is compliant with the Nasdaq Listing Rules, as required by the Dodd-Frank Act.

Director Compensation

The following table sets forth compensation earned during the year ended December 31, 2024 by each director who is not a named executive officer and served during the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Aaron G.L. Fletcher, Ph.D.(2)	29,971	94,335	–	124,306
Jason Keyes(4)	22,671	192,090	–	214,761
Les Kreis, Jr.(3)	–	–	–	–
Amy Ronneberg(4)	21,022	192,090	–	213,112
Roger Sawhney, M.D.(4)	21,022	192,090	–	213,112
Todd Thomson(2)	16,907	94,335	–	111,242
Dan Zabrowski, Ph.D.(2)	21,518	94,335	–	115,853

___________________

(1)	The dollar amounts listed reflect the value of the underlying shares as of the grant date calculated in accordance with ASC Topic 718 based upon the fair-market value of our common stock on the date of the grant and, therefore, do not necessarily reflect the actual value received by the individuals. The assumptions made in computing the estimated fair value of such awards are disclosed in Note 10 to our consolidated financial statements included in the 2024 Annual Report.
(2)	Represents an annual grant for continued service on the Board on August 12, 2024 of an option to purchase up to 15,000 shares of common stock with an exercise price of $8.00 per share, the public offering price of shares in the IPO.
(3)	Mr. Kreis resigned from the Board effective immediately prior to the closing of the initial public offering.
(4)	Mr. Keyes was appointed to serve as a member of our Board effective upon the effectiveness of the registration statement for the initial public offering on August 12, 2024. Each of Ms. Ronneberg and Dr. Sawhney was appointed to serve as members of our Board effective upon the closing of the IPO on August 14, 2024. Each received an initial option grant in connection with such appointment on August 12, 2024 to purchase up to 30,000 shares of common stock at an exercise price of $8.00 per share, the public offering price of shares in the IPO.

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Director Compensation Program

In connection with our IPO, the Board established, based upon the recommendation of the compensation committee, a compensation program for the non-employee members of the Board. The compensation program is designed to align the directors’ compensation with our business objectives and the creation of stockholder value. The compensation committee and the Board expect to review non-employee director compensation periodically to ensure that such compensation remains competitive and enables us to recruit and retain qualified directors.

Each non-employee director receives an annual cash retainer and will receive cash fees for serving as chair or as a member of the audit, compensation or nominating and corporate governance committees, as follows:

Annual Amount ($)
Director Compensation Cash Retainer	40,000
Chair of the Board (in lieu of Director Compensation Cash Retainer)	70,000
Additional Annual Compensation for Committee Chairs
Audit Committee	19,000
Compensation Committee	12,000
Nominating and Corporate Governance Committee	8,000
Additional Annual Compensation for Committee Members (Non-Chairs)
Audit Committee	9,000
Compensation Committee	6,500
Nominating and Corporate Governance Committee	4,000

In addition, each non-employee director, upon their initial appointment or election, and on an annual basis thereafter, will receive a grant of stock options under our 2024 Plan exercisable for 30,000 and 15,000 shares, respectively, with the initial grant vesting in three equal installments on the first, second, and third anniversary of the grant date, and with the annual grants vesting in full on the first anniversary of the grant date.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

From time to time, the Company grants stock options to its employees, including our named executive officers. Also, non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the Board and on an annual basis thereafter, pursuant to the non-employee director compensation program, as further described under the heading, “Director Compensation Program” above. The Company has also adopted an equity award policy governing the timing of grants of stock options and other equity awards. Under the equity award policy, the compensation committee considers whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing of stock option grants and does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.

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Equity Compensation Plan Information

The following table provides information as of December 31, 2024 with respect to shares of common stock that may be issued under our equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon the Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($/share)		(c) Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	1,371,113	(1)	$5.52	(2)	2,385,140	(3)
Equity compensation plans not approved by stockholders	–		–		–
Total	1,371,113		–		2,385,140

_________________

(1)	Consists of (i) options to purchase a total of 780,539 shares of common stock under the 2015 and 2024 Plans, (ii) 46,463 shares of our common stock that are subject to unvested RSAs under the 2015 Plan, and (iii) 544,111 shares of our common stock that are subject to outstanding RSUs under the 2024 Plan.
(2)	The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock subject to outstanding RSAs or RSUs, which have no exercise price.
(3)	Consists of 2,385,140 shares of our common stock reserved for issuance under the 2024 Plan. The 2024 Plan provides for an annual increase on the first day of each calendar year beginning January 1, 2025 and ending on and including January 1, 2034, equal to the lesser of (A) 5% of the aggregate number of shares of common stock outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by the administrator. These increases are not reflected in the table above. The 2015 Plan terminated prior to the IPO, and no additional awards will be granted under the 2015 Plan. Any shares under outstanding awards under the 2015 that are subsequently cancelled, forfeited or expire will become available for grant under the 2024 Plan.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2024 and discussed them with our management and Crowe, our independent registered public accounting firm.

The audit committee has also received from, and discussed with, Crowe various communications that Crowe is required to provide to the audit committee, including the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

In addition, Crowe provided the audit committee with the written disclosures and letter required under applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the audit committee has discussed with Crowe its independence.

Based on the review and discussions referred to above, the audit committee recommended to the Board that the audited consolidated financial statements be included in the 2024 Annual Report.

By the audit committee of the Board of Actuate Therapeutics, Inc.

Jason Keyes, Chair

Amy Ronneberg

Roger Sawhney

*The Audit Committee Report contained in this proxy statement are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Actuate Therapeutics, Inc. under the Securities Act of 1933, except to the extent that we specifically incorporate such information by reference into any of these future filings.

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PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected the firm of Crowe, an independent registered public accounting firm, as independent auditors for the fiscal year ending December 31, 2025. Although stockholder approval of our audit committee’s appointment of Crowe is not required by law, our Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, our audit committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if it determines such a change would be in the best interests of the company and our stockholders.

Representatives of Crowe are expected to be present at the Annual Meeting online and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Audit Fees and Services

The following table is a summary and description of fees for services provided by of each of KMJ Corbin & Company LLP (“KMJ”) and Crowe, our independent registered public accounting firms, for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services.

On May 20, 2024, the partners and professional staff of KMJ joined Crowe. The Company continued to receive services from KMJ until it resigned as the Company’s independent registered public accounting firm on August 19, 2024. In connection with the resignation of KMJ, the audit committee appointed Crowe to serve as the Company’s independent registered public accounting firm effective August 19, 2024 for the fiscal year ended December 31, 2024.

Fees paid to KMJ Corbin & Company LLP were as follows:

	Year Ended December 31,
	2024	2023
Audit fees (1)	$147,258	$51,939
Audit-related fees (2)	–	–
Tax fees (3)	–	–
All other fees	–	–
Total fees	$147,258	$51,939

Fees paid to Crowe LLP were as follows:

Year Ended December 31, 2024
Audit fees (1)	$178,500
Audit-related fees (2)	–
Tax fees (3)	–
All other fees	–
Total fees	$178,500

_________________

(1)	Audit fees pertain to the aggregate fees by our principal accountants for professional services rendered for the audit of our annual consolidated financial statements on Form 10-K, and reviews of quarterly consolidated financial statements included in our reports on Form 10-Q, and audit services provided in connection with other statutory or regulatory filings, such as registration statements.
(2)	This category of services would include, among others: employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.
(3)	This category consists of fees for professional services rendered for tax compliance and tax advice.

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All fees described above were pre-approved by the audit committee since the closing of our IPO on August 14, 2024 and adoption of the audit committee charter.

Audit Committee Pre-Approval of Audit and Non-Audit Services

The audit committee must pre-approve the audit and non-audit services rendered by our independent registered public accounting firm.

The Board recommends voting for the ratification of the appointment of Crowe as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following includes a summary of transactions since January 1, 2023 and any currently proposed transactions, to which we were or are to be a participant, in which (i) the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and (ii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any affiliate or member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under the section titled “Executive Compensation” of this proxy statement. We also describe below certain other transactions with our directors, executive officers and stockholders.

Convertible Promissory Note, Preferred Stock and Warrant Financings

From 2015 through 2024, we entered into various financing transactions in which the Bios Equity Affiliated Funds (as defined below) and the Kairos Venture Affiliated Funds (as defined below) participated. Each of the Bios Equity Affiliated Funds and the Kairos Venture Affiliated Funds beneficially own more than 5% of our capital stock. Dr. Fletcher, who has served as our director and chairperson of the board since April 2015, is a Co-Founder and has served as the President of Bios Research since 2012. Mr. Kreis, who served as our director from March 2015 to August 2024, is also a Co-Founder and has served as the Managing Partner of Bios Partners since 2013. Dr. Fletcher and Mr. Kreis are each deemed to beneficially own the shares and warrants held by the Bios Equity Affiliated Funds. Mr. Thomson, our director since September 2022, has served as the Chief Operating and Financial Officer of Kairos Ventures since August 2019. Mr. Thompson is deemed to beneficially own the shares and warrants held by the Kairos Venture Affiliated Funds.

From September 2015 to June 2017, we issued shares of Series A redeemable convertible preferred stock to Bios Equity Affiliated Funds for a purchase price of $2.00 per share.

From April 2019 to December 2020, we entered into a Series B preferred stock purchase agreement with various investors, including Bios Equity Affiliated Funds and the Kairos Venture Affiliated Funds, pursuant to which we issued and sold Series B-1, B-2, B-3 and B-4 redeemable convertible preferred stock. The Series B-1 per share purchase price was $3.66, the Series B-2 per share purchase price was $3.83, the Series B-3 per share purchase price was $4.00 and the Series B-4 per share purchase price was $4.18. Investors in the Series B-1 redeemable convertible preferred stock also received (i) warrants to purchase Series B-1 redeemable convertible preferred stock at an exercise price equivalent to $5.27 per share of common stock and (ii) warrants to purchase Series B-1 redeemable convertible preferred stock at an exercise price equivalent to $10.55 per share of common stock (collectively, referred to as the “Series B Warrants”). In May 2024, we agreed to amend the terms of the Series B Warrants to provide that they will remain exercisable for common stock for a period of two years after the closing of the IPO if they were not in-the-money based on the initial offering price in the IPO.

From August 2022 to June 2023, we entered into a Series C preferred stock purchase agreement with various investors, including Bios Equity Affiliated Funds and the Kairos Venture Affiliated Funds, pursuant to which, in seven separate tranches, we issued and sold Series C redeemable convertible preferred stock at a price per share of $4.36.

In February, March and May 2024, we issued to Bios Clinical Opportunity Fund, LP, a Bios Equity Affiliated Fund, convertible promissory notes in the aggregate principal amount of $5,500,000 (the “Bridge Notes”). The Bridge Notes accrued interest at a rate of 7% per annum and were due and payable on August 16, 2024, as amended, subject to their earlier conversion according to the terms of the Bridge Notes.

Upon the closing of our IPO on August 14, 2024, (i) the Series A, B-1, B-2, B-3 and B-4 and C redeemable convertible preferred stock converted into common stock, (ii) the Series B Warrants issued at an exercise price of $5.27 per share (in-the-money warrants) were automatically exercised and settled on a cashless basis for shares of our Series B redeemable convertible preferred stock, which were subsequently converted into 26,070 shares of our common stock, (iii) the remaining out-of-the money Series B Warrants became exercisable for the same number of shares of common stock with an exercise price of $10.55 through August 13, 2026, and (iv) Bios Clinical Opportunity Fund, LP received 884,427 shares of common stock upon the conversion of the Bridge Notes, including accrued interest thereon, at a conversion price of $6.40 per share, representing 80% of the IPO price of $8.00 per share.

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The table below sets forth the number of shares of our Series A, B-1, B-2, B-3, B-4 and C redeemable convertible preferred stock, number of Series B Warrants and amount of the Bridge Notes acquired by the Bios Equity Affiliated Funds and Kairos Venture Affiliated Funds, as adjusted for the 1-for-1.8 reverse stock split, in each case, without giving effect to the conversion into common stock. As of March 31, 2025, we had 19,531,636 total shares of common stock outstanding, and the Bios Equity Affiliated Funds beneficially hold approximately 51.26% of our outstanding shares and the Kairos Venture Affiliated Funds beneficially own approximately 13.68% of our outstanding shares.

Name of Greater than 5% stockholders(1)(2)	Series A Redeemable Convertible Preferred Stock (#)(3)	Series B-1 Redeemable Convertible Preferred Stock (#)(3)	Series B-2 Redeemable Convertible Preferred Stock (#)(3)	Series B-3 Redeemable Convertible Preferred Stock (#)(3)	Series B-4 Redeemable Convertible Preferred Stock (#)(2)	Series B Warrants (#)(3)(4)	Series C Redeemable Convertible Preferred Stock (#)(3)	Principal Amount of Bridge Notes ($)
Bios Equity Affiliated Funds	833,335	819,089	401,206	479,326	4,752,815	75,902	1,210,501	5,500,000
Kairos Venture Affiliated Funds	–	1,058,318	726,163	355,204	363,505	56,928	74,122	–

_________________

(1)	Additional details regarding these stockholders and their equity holdings are provided in the section titled “Ownership of Securities.”
(2)	Excludes 84,917 shares of common stock held by the Bios Equity Affiliated Funds and 47,320 shares of common stock held by the Kairos Venture Affiliated Funds, each prior to the closing of the IPO on August 14, 2024.
(3)	Represents shares adjusted for the 1-for-1.8 reverse stock split.
(4)	Represents Series B Warrants outstanding prior to the closing of the IPO on August 14, 2024. In connection with the closing of the IPO, 12,952 shares of common stock were issued to the Bios Equity Affiliated Funds and 9,714 shares of common stock were issued to the Kairos Venture Affiliated Funds, each upon the automatic exercise and settlement on a cashless basis of the Series B Warrants issued at an exercise price of $5.27. As of March 31, 2025, the Bios Equity Affiliated Funds held 37,951 Series B Warrants and the Kairos Venture Affiliated Funds held 28,464 Series B Warrants, each with an exercise price of $10.55 exercisable through August 13, 2026.

Promissory Note Financing

In August 2024, we issued to Bios Clinical Opportunity Fund, LP, a Bios Equity Affiliated Fund, a promissory note in the principal amount of $200,000 (the “August Note”). The August Note accrued interest at a rate of 7% per annum and was due and payable on the earlier of (i) the closing of the IPO or (ii) August 16, 2024. The August Note was paid in full on August 14, 2024, including accrued interest thereon.

Investors’ Rights, Voting and Right of First Refusal and Co-Sale Agreements

The Bios Equity Affiliated Funds and Kairos Ventures Affiliated Funds entered into the following agreements in connection with the investments described above.

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Investor Rights Agreement

We entered into a fourth amended and restated investor rights agreement in November 2022 (the “Investor Rights Agreement”) with the holders of our redeemable convertible preferred stock, or the preferred stockholders. The Investor Rights Agreement provides for certain customary demand and “piggy-back” registration rights for a period of three years following our IPO, with respect to the shares of common stock underlying the redeemable convertible preferred stock owned by the preferred stockholders. All expenses incurred in connection with registrations, filings or qualifications, including (without limitation) all registration, filing and qualification fees, printer’s fees, accounting fees and fees and disbursements of our counsel and the reasonable fees and disbursements of one counsel for the selling holders not to exceed $30,000 per registration, but excluding underwriting discounts and commissions relating to registrable securities, will be borne by us. Except for the registration rights (including the related provisions pursuant to which we have agreed to indemnify the parties to the Investors’ Rights Agreement), all rights under this agreement terminated upon closing of the IPO. The registration rights remain in effect following our IPO and will terminate on August 14, 2027 or earlier for certain holders.

Voting Agreement

We entered into a fourth amended and restated voting agreement in November 2022 (the “Voting Agreement”) with the preferred stockholders. Through the date of the IPO, our Board consisted of five members. The holders of the Series A Preferred Stock, voting as a separate class, were entitled to elect one member of the Board, with the initial director being Dr. Fletcher, the holders of the Series B Preferred Stock, voting as a separate class, were entitled to elect two members of the Board, with the initial directors being Messrs. Kreis, Jr. and Thomson, and the holders of the Series C Preferred Stock, voting as a separate class, were entitled to elect one member of the Board. No director was elected by the holders of the Series C Preferred Stock. The holders of common stock, voting as a separate class, were entitled to elect one member of the Board, with the initial director being Mr. Schmitt. The holders of the Preferred Stock and the common stock voting together as a single class on an as-converted basis were also entitled to elect one additional “independent” director, as such term is defined in the Exchange Act, with the initial director being Dr. Zabrowski.

The Voting Agreement terminated upon the closing of the IPO, and members previously elected to the Board pursuant to the Voting Agreement will continue to serve as directors until they resign, are removed or their successors are duly elected by holders of our common stock. The composition of our board of directors is described in more detail in the section titled “Corporate Governance” of this proxy statement.

Right of First Refusal and Co-Sale Agreement

We entered into a fourth amended and restated right of first refusal and co-sale agreement in November 2022 (the “ROFR and Co-Sale Agreement”) with Mr. Schmitt, Dr. Mazar and Dr. Francis Giles, each referred to in the ROFR and Co-Sale Agreement as a key holder, and certain holders of our preferred stock that individually or together with their respective affiliates, hold at least 379,513 shares of common stock (on an as-converted basis), which holders are referred to in the ROFR and Co-Sale Agreement as major investors. Pursuant to the ROFR and Co-Sale Agreement, the major investors had a right of first refusal on certain transfers of our shares by the key holders, and if any shares proposed to be transferred by a key holder is not purchased pursuant to the major investors’ right of first refusal and is to be sold to a prospective transferee, the major investors have a right of co-sale in respect of such transfers. The ROFR and Co-Sale Agreement terminated upon the closing of our IPO.

Participation in our Initial Public Offering

In August 2024, the Bios Equity Affiliated Funds purchased 500,000 shares of our common stock in the IPO at the initial public offering price of $8.00 per share.

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Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and executive officers. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by applicable law.

Policies and Procedures for Related Party Transactions

We have adopted a written related-person transactions policy, which became effective upon the closing of our IPO, that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than five percent of our common stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our board of directors) for review. The presentation must include a description of, among other things, all of the parties thereto, the direct and indirect interests of the related persons, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our audit committee or another independent body of our board of directors takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;
•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the terms of the transaction;
•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

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OWNERSHIP OF SECURITIES

The following table sets forth information regarding the actual beneficial ownership of our common stock as of March 31, 2025 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;
•	each of our named executive officers and directors; and
•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Applicable percentage ownership is based on 19,531,636 shares of common stock outstanding on March 31, 2025.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all our common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers
Daniel M. Schmitt(2)	619,014	3.17%
Andrew Mazar(3)	130,261	*
Paul Lytle	–	–
Aaron G.L. Fletcher(4)(5)	10,125,488	51.66%
Todd Thomson(6)	2,678,752	13.68%
Daniel Zabrowski(7)	92,290	*
Jason Keyes	–	–
Amy Ronneberg	–	–
Roger Sawhney	–	–
All directors and executive officers (9 individuals)(8)	13,645,805	69.34%
5% Beneficial Holders
Bios Equity Affiliated Funds(5)	10,048,403	51.26%
Kairos Venture Affiliated Funds(6)	2,678,752	13.68%

______________________

* Less than 1%.

(1)	Unless otherwise noted, the address of the beneficial owner is 1751 River Run, Suite 400, Fort Worth, Texas 76107.
(2)	Includes (i) 22,223 shares of common stock held by The Andrew Schmitt Irrevocable Trust, dated December 31, 2019, of which Mr. Schmitt is trustee, (ii) 22,223 shares of common stock held by The Anna Schmitt Irrevocable Trust, dated December 31, 2019, of which Mr. Schmitt is trustee, (iii) 22,223 shares of common stock held by The Edward Schmitt Irrevocable Trust, dated December 31, 2019, of which Mr. Schmitt is trustee, and (iv) 552,345 shares of common stock held by The Schmitt Family Irrevocable Trust, dated December 31, 2019, of which Mr. Schmitt is trustee.
(3)	Includes 113,784 shares of common stock, 1,684 shares of restricted common stock that vest within 60 days, and 14,793 shares of common stock underlying options that are exercisable within 60 days.
(4)	Includes (i) 60,973 shares of common stock held by Dr. Fletcher directly, (ii) 8,056 shares of common stock held by the KF Legacy Trust U/A/D December 7, 2016, which has an independent trustee, and (iii) 8,056 shares of common stock held by the MF Legacy Trust U/A/D December 7, 2016, which has an independent trustee. Dr. Fletcher disclaims beneficial ownership of the shares held by each of the KF Legacy Trust U/A/D December 7, 2016 and the MF Legacy Trust U/A/D December 7, 2016, which are trusts for the benefit of his children, other than to the extent he may have a pecuniary interest therein.

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(5)	Includes (i) 300,749 shares of common stock held by Bios Actuate Co-Invest I, LP, (ii) 2,094,650 shares of common stock held by Bios Actuate Co-Invest II, LP, (iii) 573,394 shares of common stock held by Bios Actuate Co-Invest III, LP, (iv) 307,538 shares of common stock held by Bios Fund I QP, LP, (v) 525,797 shares of common stock held by Bios Fund I, LP, (vi) 131,248 shares of common stock and 3,528 shares of common stock issuable upon the exercise of warrants held by Bios Fund II NT, LP, (vii) 980,433 shares of common stock and 26,355 shares of common stock issuable upon the exercise of warrants held by Bios Fund II QP, LP, (viii) 300,143 shares of common stock and 8,068 shares of common stock issuable upon the exercise of warrants held by Bios Fund II, LP, (ix) 404,814 shares of common stock held by Bios Fund III NT, LP, (x) 2,506,667 shares of common stock held by Bios Fund III QP, LP, (xi) 383,791 shares of common stock held by Bios Fund III, LP, (xii) 84,917 shares of common stock and 31,884 shares of common stock underlying options that are or will be exercisable within 60 days held by BP Directors, LP, (xiii) 1,259,427 shares of common stock held by Bios Clinical Opportunity Fund, LP, and (xiv) 125,000 shares of common stock held by Bios 2024 Co-Invest, LP. Bios Equity Partners, LP is the general partner of Bios Actuate Co-Invest I, LP; Bios Equity Partners III, LP is the general partner of Bios Actuate Co-Invest II, LP, Bios Actuate Co-Invest III, LP, Bios Fund III NT, LP, Bios Fund III QP, LP, Bios Fund III, LP; Bios Equity Partners, LP is the general partner of Bios Fund I QP, LP and Bios Fund I, LP; Bios Equity Partners II, LP is the general partner of Bios Fund II NT, LP, Bios Fund II QP, LP and Bios Fund II, LP; Dr. Fletcher and Mr. Kreis, Jr. are the general partners of BP Directors, LP; and Bios Equity COF, LP is the general partner of Bios Clinical Opportunity Fund, LP (collectively, the “Bios Equity Affiliated Funds”). Cavu Management, LP, an entity managed and controlled by Mr. Kreis, Jr., and Bios Capital Management, LP, an entity managed and controlled by Dr. Fletcher (“Bios Capital Management, LP”), are the general partners of Bios Equity Partners, LP, Bios Equity Partners II, LP and Bios Equity Partners III, LP. Bios Capital Management, LP is the general partner of Bios Equity COF, LP. Cavu Advisors LLC, an entity that is managed and controlled by Mr. Kreis, Jr., is the general partner of Cavu Management LP. Bios Advisors GP, LLC, an entity that is managed and controlled by Dr. Fletcher, is the general partner of Bios Capital Management, LP. The shares owned by Bios Equity Affiliated Funds are aggregated for purposes of reporting share ownership information. Mr. Kreis, Jr. and Dr. Fletcher share voting and investment control with respect to shares held by the Bios Equity Affiliated Funds. The address for Bios Equity Affiliated Funds is 1751 River Run, Suite 400, Fort Worth, Texas 76107.
(6)	Includes (i) 321,781 shares of common stock held by Kairos SPV Fund LLC, (ii) 873,033 shares held by Kairos Venture Opportunities I, L.P., (iii) 1,184,797 shares of common stock, 28,464 shares of common stock issuable upon the exercise of warrants, and 15,942 shares of common stock underlying options that are or will be exercisable within 60 days held by Kairos Venture Partners II, L.P., and (iv) 254,735 shares of common stock held by Kairos-Actuate SPV L.P. Kairos Venture Investments, LLC is the manager of Kairos SPV Fund LLC; Kairos Venture Opportunities GP I, LLC is the general partner of Kairos Venture Opportunities I, L.P.; and Kairos Venture Partners GP II, LLC is the general partner of Kairos-Actuate SPV L.P. and Kairos Venture Partners II, L.P. (collectively, the “Kairos Venture Affiliated Funds”). The shares owned by Kairos Venture Affiliated Funds are aggregated for purposes of reporting share ownership information. Mr. Thomson shares voting and investment control with James Demetriades, CEO of Kairos Ventures, with respect to shares held by the Kairos Venture Affiliated Funds. The address for Kairos Venture Affiliated Funds is 9440 S. Santa Monica Blvd., Ste. 710, Beverly Hills, CA 90210.
(7)	Includes 76,348 shares of common stock and 15,942 shares of common stock underlying options that are exercisable within 60 days held by the Catharine A. Zabrowski Irrevocable Trust, of which Catherine A. Zabrowski, the wife of Dr. Zabrowski, is the trustee and has sole voting and investment power over such shares and options. Dr. Zabrowski may be deemed to have or share such investment and/or voting power due to the trustee’s status as his spouse. Dr. Zabrowski disclaims beneficial ownership of such shares other than to the extent he may have a pecuniary interest therein.
(8)	Includes 78,561 shares of common stock underlying options that are or will be exercisable within 60 days and 1,684 shares of restricted common stock that will be vested within 60 days.

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STOCKHOLDERS SHARING THE SAME ADDRESS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy materials, including the notice of internet availability of proxy materials or, if requested, the 2024 Annual Report and proxy statement, may have been sent to multiple stockholders in your household, unless you have requested otherwise. We will promptly deliver a separate copy of any of the above documents to you if you write or call us at Actuate Therapeutics, Inc., 1751 River Run, Suite 400, Fort Worth, Texas 76107, Attention: Corporate Secretary, telephone: (847) 986-4190, email: info@actuatetherapeutics.com. If you would like to receive separate copies of the notice of internet availability of proxy materials, proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address, phone number or e-mail.

STOCKHOLDER PROPOSALS FOR OUR 2026 ANNUAL MEETING

Stockholders may submit proposals for inclusion in our proxy materials in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For such proposals to be included in our proxy materials relating to our 2026 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us no later than December 9, 2025. Such proposals should be delivered to Actuate Therapeutics, Inc., 1751 River Run, Suite 400, Fort Worth, Texas 76107, Attention: Corporate Secretary.

Stockholders who intend to submit nominations to the Board or present other proposals for consideration at our 2026 annual meeting (other than proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy materials) must comply with all provisions of our Bylaws with respect to such nominations and proposals and provide timely written notice thereof. To be timely for our 2026 annual meeting, notice must be delivered to our principal executive offices no earlier than January 22, 2026 and no later than February 21, 2026. However, in the event that our 2026 annual meeting is to be held on a date that is not within 30 calendar days before or after May 22, 2026, to be timely, notice must be so delivered not later than the tenth calendar day following the date on which public announcement of the date of the 2026 annual meeting is first made.

In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 days prior to the one-year anniversary date of the annual meeting (for the 2026 annual meeting, no later than March 23, 2026). Such notice should be delivered to our principal executive offices. If the date of the 2026 annual meeting is changed by more than 30 days from such anniversary date, then the stockholder must provide notice by the later of 60 days prior to the date of the 2026 annual meeting and the 10th day following the date on which public announcement of the date of the 2026 annual meeting is first made.

OTHER MATTERS

As of the date of this proxy statement, we do not know of any other matters to be brought before the Annual Meeting. However, if any other matters not mentioned in this proxy statement are properly brought before the Annual Meeting, the individuals named in the proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V70453 - P26592 ACTUATE THERAPEUTICS, INC. ACTUATE THERAPEUTICS, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717 For Withhold For All A ll Al l Except ! ! ! For Against Abstain ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below . Please sign exactly as your name(s) appear(s) hereon . When signing as attorney, executor, administrator, or other fiduciary, please give full title as such . Joint owners should each sign personally . All holders must sign . If a corporation or partnership, please sign in full corporate or partnership name by authorized officer . 2. To ratify the selection of Crowe LLP, as the independent registered public accounting firm for the year ending December 31, 2025. 1. Election of Directors Nominees: 1) Dr. Roger Sawhney 2) Todd Thomson 3) Dr. Daniel Zabrowski The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposal: NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. VOTE BY INTERNET Before The Meeting - Go to www . proxyvote . com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11 : 59 p . m . Eastern Time the day before the cut - off date or meeting date . Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form . During The Meeting - Go to www . virtualshareholdermeeting . com/ACTU 2025 You may attend the meeting via the Internet and vote during the meeting . Have the information that is printed in the box marked by the arrow available and follow the instructions . VOTE BY PHONE - 1 - 800 - 690 - 6903 Use any touch - tone telephone to transmit your voting instructions up until 11 : 59 p . m . Eastern Time the day before the cut - off date or meeting date . Have your proxy card in hand when you call and then follow the instructions . VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage - paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 . SCAN TO VIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10 - K are available at www.proxyvote.com. V70454 - P26592 ACTUATE THERAPEUTICS, INC. ANNUAL MEETING OF STOCKHOLDERS MAY 22, 2025 10:30 AM EDT THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Daniel M . Schmitt and Paul Lytle, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ACTUATE THERAPEUTICS, INC . that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10 : 30 a . m . EDT on May 22 , 2025 , virtually at www . virtualshareholdermeeting . com/ACTU 2025 , and any adjournment or postponement thereof . This proxy, when properly executed, will be voted in the manner directed herein . If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations . Continued and to be signed on reverse side